UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017 (August 4, 2017)

SIRIUS XM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)
 Registrant’s telephone number, including area code: (212) 584-5100
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously announced, on July 5, 2017, Sirius XM Radio Inc. (“SiriusXM”) issued a redemption notice pursuant to the indenture governing its 5.75% Senior Notes due 2021 (the “2021 Notes”) to redeem all of the outstanding 2021 Notes. As of June 30, 2017, SiriusXM had $600 million aggregate principal amount of 2021 Notes outstanding.

On August 4, 2017 (the “Redemption Date”), SiriusXM deposited sufficient funds with U.S. Bank National Association, as trustee, to redeem all of the outstanding 2021 Notes at a redemption price of 102.875% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, on the 2021 Notes redeemed, to, but excluding, the Redemption Date (the “Redemption Price”). On the Redemption Date, the Redemption Price was paid to holders of the 2021 Notes and the indenture governing the 2021 Notes was satisfied and discharged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary

Dated: August 4, 2017

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